ASSET PURCHASE AGREEMENT

AMONG

ROO HD, Inc.,

Wurld Media, Inc.,

Gregory Kerber,

AND

KIRK FEATHERS

Dated as of JULY 12, 2007

TABLE OF CONTENTS
ARTICLE I.	PURCHASE AND SALE OF ASSETS.	1

1.1.	Sale of Assets	1
1.2.	Excluded Assets	2
1.3.	Assumed Liabilities; Excluded Liabilities; Employees.	2
1.4.	Purchase Price.	3
1.5.	Purchase Price Allocation	5
1.6.	Records and Contracts	5
1.7.	Further Assurances	5
1.8.	Sales and Transfer Taxes	5
1.9.	Transfer of Subject Assets	5
ARTICLE II.	CLOSING AND TERMINATION	5

2.1.	Closing Date	5
2.2.	Termination of Agreement	6
2.3.	Procedure Upon Termination	6
2.4.	Effect of Termination	6

ARTICLE III.	REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE OWNERS	6
3.1.	Organization and Good Standing	6
3.2.	Authorization of Agreement	7
3.3.	Ownership of Seller	7
3.4.	No Subsidiaries	7
3.5.	Conflicts; Consents of Third Parties.	7
3.6.	Ownership and Transfer of Assets	8
3.7.	Financial Statements	8
3.8.	No Undisclosed Liabilities	8
3.9.	Absence of Certain Developments	8
3.10.	Taxes.	10
3.11.	Real Property.	12
3.12.	Tangible Personal Property.	12
3.13.	Intangible Property	13
3.14.	Material Contracts	14
3.15.	Employee Benefits.	14
3.16.	Labor.	15
3.17.	Litigation	15
3.18.	Compliance with Laws; Permits.	16
3.19.	Environmental Matters	16
3.20.	Insurance	17
3.21.	Inventories; Receivables; Payables.	17
3.22.	Customers and Suppliers	17
3.23.	Banks	17
3.24.	No Misrepresentations	17
3.25.	Financial Advisors	18

-i-

3.26.	Investment Intention	18
3.27.	Investment Experience	18
3.28.	Disclosure of Information	18
3.29.	Legends	18
3.30.	Patriot Act	18

ARTICLE IV.	REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PURCHASER	19

4.1.	Organization and Good Standing.	19
4.2.	Authorization of Agreement.	19
4.3.	Conflicts; Consents of Third Parties.	20
4.4.	Litigation	20
4.5.	Financial Advisors	20
4.6.	Patriot Act	20
4.7.	No Knowledge of Breaches	20

ARTICLE V.	COVENANTS	21

5.1.	Access to Information	21
5.2.	Conduct of the Business Pending the Closing.	21
5.3.	Consents	22
5.4.	Other Actions	23
5.5.	No Solicitation	23
5.6.	Provisions for Liabilities Not Assumed	23
5.7.	Preservation of Records	24
5.8.	Continued Cooperation23
5.9	Release of Personal Guarantees24 5.10 Publicity	24
5.11	Use of Name24

ARTICLE VI.	CONDITIONS TO CLOSING	24

6.1.	Conditions Precedent to Obligations of Purchaser	24
6.2.	Conditions Precedent to Obligations of the Seller and Owners	25

ARTICLE VII.	DOCUMENTS TO BE DELIVERED	26

7.1.	Documents to be Delivered by the Seller	26
7.2.	Documents to be Delivered by the Purchaser	27

ARTICLE VIII.	INDEMNIFICATION	27

8.1.	Indemnification.	27
8.2.	Indemnification Procedures.	28

ARTICLE IX.	MISCELLANEOUS	29

9.1.	Payment of Sales, Use or Similar Taxes	29
9.2.	Survival of Representations and Warranties	30
9.3.	Expenses	30
9.4.	Specific Performance	30
9.5.	Further Assurances	30
9.6.	Submission to Jurisdiction; Consent to Service of Process	30
9.7.	Entire Agreement; Amendments and Waivers	31
9.8.	Table of Contents and Headings	31
9.9.	Notices	31
9.10.	Severability	32
9.11.	Binding Effect; Assignment	32

-ii-

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT, dated as of July 12, 2007 (the “Agreement”), among ROO HD, Inc., a New York corporation (the “Purchaser”), Wurld Media, Inc., a Delaware corporation (the “Seller”), Greg Kerber (“Kerber”), and Kirk Feathers (“Feathers,” with Feathers and Kerber together being referred to as the “Owners”).

W I T N E S S E T H:

WHEREAS, Seller specializes in the P2P distribution of music, movies, games, TV shows and other audio, video, and/or audio/video content (the “Business”);

WHEREAS, subject to the terms and conditions hereof, Seller desires to sell, transfer and assign to Purchaser, and Purchaser desires to purchase from Seller, certain selected assets relating to the Business;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

ARTICLE I.
PURCHASE AND SALE OF ASSETS.

1.1. Sale of Assets. Seller agrees to sell, assign, transfer and deliver to Purchaser, and Purchaser agrees to purchase from Seller, all of Seller’s right, title and interest in and to certain assets relating to the Business (specifically excluding the Excluded Assets, as defined below)as follows:

(a) Equipment. All equipment of any kind or nature (whether leased or owned), including, without limitation, all fixed assets, equipment, furniture, fixtures and leasehold improvements located within the Seller’s office located at 63 Putnam Street, Suite#103, Saratoga Springs, New York, inventory, office materials, software, supplies and other tangible personal property of every kind and description owned by Seller and used or held for use in connection with the Business, all as set forth on Schedule 1.1(a) attached hereto (“Equipment”);

(b) Contracts. All of the rights of Seller under, and interest of Seller in and to, certain contracts relating to the Business, as determined by Purchaser in its sole discretion prior to the Closing (the “Selected Contracts”). A true, correct and complete list of all unsecured contracts (the “Contracts”), all outstanding amounts due and owing under each Contract, and contact information for the other party to such Contract is attached hereto as Schedule 1.1(b). It is acknowledged and agreed, without otherwise limiting, expanding or otherwise affecting any other liability of Purchaser, that Purchaser shall have no liability of any nature whatsoever with regard to any Contract that is not a Selected Contract. Purchaser assumes responsibility for satisfying and/or compromising any amounts due and owing under the Selected Contracts (the “Selected Liabilities”).

(c) Proprietary Rights. All formulas, know-how, patents, patent rights, patent applications, trademarks, service marks, trademark and service mark registrations and registration applications, trade names, trade name registrations, logos, trade dress, copyrights, copyright registrations, technology, know-how, trade secrets, inventions, models, processes, formulas, techniques, designs, licenses, pricing policies, information as to the identities or requirements of customers or potential customers, market information, market analyses, marketing plans, operating or management policies, procedures and forms, computer software and computer operating procedures and all other proprietary rights of the Seller used or useful or developed or acquired for use in the Business as set forth on Schedule 1.1(c) attached hereto (collectively the “Intellectual Property”).

(d) Goodwill. All of the goodwill of Seller in, and the going concern value of, the Business, and all of the business and customer lists and accounts, proprietary information, marketing materials and trade secrets related to the Business;

(e) Claims. All claims, entitlements, rebates, refunds, settlements, awards or other rights related to any Assets (as hereinafter defined) or the operation of the Business prior to the Closing Date; and

(f) Records. All of Seller’s customer logs, location files and records, and other business files and records, in each case relating to the Business.

The assets, properties and business of Seller being sold to and purchased by Purchaser under this Section 1.1 are referred to herein collectively as the “Assets.”

1.2. Excluded Assets. There shall be excluded from the Assets and retained by Seller, all assets identified on Schedule 1.2(a) attached hereto, and all other assets of Seller which are not used or held for use in connection with the Business or otherwise necessary to the operation of the Business (the “Excluded Assets”).

1.3. Assumed Liabilities; Excluded Liabilities; Employees.

(a) Assumed Liabilities. Subject to the obligation of the Seller to indemnify the Purchaser with respect to certain obligations and liabilities of the Seller pursuant to Article 8, the Purchaser shall assume, and hereby agrees to pay, perform, fulfill and discharge the following (collectively, the “Assumed Liabilities”):

(i)
the liabilities (including interest, costs and fees) identified on Schedule 1.3(a)(i) attached hereto, each of which arises out of a lease (each a “Lease”) of personal property (the “Leased Asset”) entered into by Seller. Notwithstanding the foregoing, if Purchaser is unable to discharge the liabilities associated with each the Leased Asset at a cost equal to one hundred and five (105%) percent or less of the aggregate dollar amount listed on Schedule 1.3(a)(i), or if Purchaser is unable to continue leasing pursuant to the applicable Lease (or obtain ownership of the Leased Asset or if the applicable lease has expired, enter into a new lease at terms acceptable to it, as determined in its sole discretion) then, in such event: (x) Purchaser shall have no obligation to discharge the liability associated with the Leased Asset, and (y) Purchaser shall have the right, in its sole and absolute discretion to terminate this Agreement immediately upon written notice to the Seller.

(iii)	all fees, including fees for professional services rendered, and expenses owed which are identified on Schedule 1.3(a)(iii) incurred in connection with the Seller’s Intellectual Property and necessary for the Purchaser to avail itself of all rights and interests to the Intellectual Property.

(ii)	the liabilities listed on Schedule 1.3(a)(ii)

(iv)	fees for professional services rendered by John Carusone listed on Schedule 1.3(a)(iv).

The assumption of the Assumed Liabilities by Purchaser hereunder shall not enlarge any rights of third parties under contracts or arrangements with Purchaser or Seller or any of their respective affiliates or subsidiaries.

(b) Excluded Liabilities. It is expressly understood that, except for the Assumed Liabilities, Purchaser shall not assume, pay or be liable for any liability or obligation of Seller of any kind or nature at any time existing or asserted, whether, known, unknown, fixed, contingent or otherwise, not specifically assumed herein by Purchaser, including without limitation any liability or obligation relating to, resulting from or arising out of (i) the Excluded Assets, (ii) the employees of the Business or (iii) any fact existing or event occurring prior to, or relating to the operation of the Business prior to, the date hereof, collectively the “Excluded Assets.”

(c) Employees, Wages and Benefits.

(i) Purchaser specifically reserves the right, on or after the date hereof, to employ or reject any of Seller’s employees or other applicants in its sole and absolute discretion. Except as otherwise expressly agreed to herein nothing in this Agreement shall be construed as a commitment or obligation of Purchaser to accept for employment, or otherwise continue the employment of, any of Seller’s employees, and no employee shall be a third party beneficiary of this Agreement.

(ii) Seller shall pay all wages, salaries, commissions, and the cost of all fringe benefits provided to its employees which shall have become due for work performed as of and through the Closing Date, and Seller shall collect and pay all Taxes in respect of such wages, salaries, commissions and benefits.

(iii) Seller acknowledges and agrees that Purchaser shall not acquire any rights or interests of Seller in, or assume or have any obligations or liabilities of Seller under, any benefit plans maintained by Seller, or for the benefit of any employees of Seller, including, without limitation, obligations for severance.

1.4. Purchase Price In consideration of the sale by Seller to Purchaser of the Assets and satisfaction of the conditions contained herein, the purchase price shall be as follows:

(a)  $800,000, which has been advanced to the Seller, pursuant to that certain Secured Promissory Note issued by the Seller to ROO Group, Inc.(“ROO Group”) dated February 26, 2007;

(b) such amounts necessary to fully satisfy and/or compromise the Assumed Liabilities consistent with Paragraph 1.3(a) hereof, including all costs incurred by Purchaser in connection therewith;

(c) any amounts paid or advanced by ROO Group, to, or, on behalf of Seller or any of the Owners prior to the Closing;

(d) such amounts necessary to fully satisfy and compromise the Selected Liabilities consistent with Paragraph 1.1(b) hereof, including all costs incurred by Purchaser in connection therewith;

(e) [INTENTIONALLY LEFT BLANK]

(f) an aggregate of Four Hundred Fifty Six Thousand Eighty Seven Dollars ($456,087) (the “Escrow Funds”) which shall be held in escrow, pursuant to the terms of an escrow agreement in substantially the form set forth on Exhibit A (the “Compensation Escrow Agreement”) to settle outstanding amounts of up to forty (40%) percent of the gross wages plus such amount which shall constitute employer’s contribution (less statutory payroll deductions, less advances previously made to the employees) owed to the employees identified on Schedule 1.4(f). Any Employee as defined in Section 2.2(d) not hired by Purchaser shall prior to Closing be added to Schedule 1.4(f) by an amendment and shall be treated in the same manner as those employees listed on said schedule at the time of the execution of the Agreement. The Escrow Funds shall be utilized solely for the purpose set forth in this Section 1.4(f) and may not be released to the Sellers until all claims by the employees listed on Schedule 1.4(f) have been fully settled and compromised and the employees have executed and delivered to the Seller, a release in the form set forth on Exhibit A-1 to the Escrow Agreement. A copy of said release shall be furnished to the Purchaser simultaneously with the Seller’s receipt from each employee.

(g) Such amount as may be necessary to pay the statutory payroll deductions and the employer’s contributions with respect to those employees of the Seller with whom the Purchaser has entered into a satisfactory arrangement for employment by the Purchaser. Such employees are included in Schedule 2.2(d). It is the intention of the parties that loans or advances to all current and former employees of the Seller be “grossed up” and that all withholding taxes and employer contributions be paid by Purchaser.

(h) six hundred thousand (600,000) shares of common stock $0.0001 par value per share of ROO Group(the “Securities”), which shall be held in escrow for a period of one (1) year after the Closing Date pursuant to the terms of an escrow agreement in substantially the form set forth on Exhibit B (the “Escrow Agreement”). Purchaser shall have the right to set-off against the Securities held in escrow: (A) such amounts incurred by the Purchaser, including, but not limited to, legal fees and any other costs to satisfy and/or defend any and all claims that may arise in connection with the Assets acquired by Purchaser hereunder or otherwise in connection with this Agreement; (B) any amounts in excess of 105% of the dollar amount listed on Schedule 1.3(a)(i) for any individual Assumed Liability that Purchaser may be required to pay to discharge any one or more of the Assumed Liabilities. The parties hereto agree that the value to be ascribed to each share held in escrow shall be the closing price of the common stock of ROO Group as quoted on the OTCBB on the Closing Date.

1.5. Purchase Price Allocation. Purchaser and Seller shall mutually agree on the allocation of the Purchase Price. Such allocation shall be binding upon Purchaser and Seller for all purposes (including financial accounting purposes, financial and regulatory reporting purposes and tax purposes). Purchaser and Seller each further agree to file their Federal income tax returns and their other tax returns reflecting such allocation, Form 8594 and any other reports required by Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”).

1.6. Records and Contracts. Seller shall deliver to Purchaser all of the Selected Contracts, with such assignments thereof and consents to assignments as are necessary to assure Purchaser of the full benefit of the same. Seller shall also deliver to Purchaser all of Seller’s files and records constituting and/or relating to Assets.

1.7. Further Assurances. Seller shall, from time to time after the consummation of the transactions contemplated herein, at the request of Purchaser and without further consideration, execute and deliver further instruments of transfer and assignment and take such other action as Purchaser may reasonably require to more effectively transfer and assign to, and vest in, Purchaser the Assets free and clear of all Liens (as hereinafter defined).

1.8. Sales and Transfer Taxes. All sales, transfer, use, recordation, documentary, stamp, excise taxes, personal property taxes, fees and duties (including any real estate transfer taxes) under applicable law incurred in connection with this Agreement or the transactions contemplated hereby will be borne and paid by Purchaser.

1.9. Transfer of Subject Assets. At the Closing, Seller shall deliver or cause to be delivered to Purchaser good and sufficient instruments of transfer transferring to Purchaser title to all of the Assets, together with all required consents. Such instruments of transfer (a) shall contain appropriate warranties and covenants which are usual and customary for transferring the type of property involved under the laws of the jurisdictions applicable to such transfers, (b) shall be in form and substance reasonably satisfactory to Purchaser and its counsel, (c) shall effectively vest in Purchaser good and marketable title to all of the Assets free and clear of all Liens, and (d) where applicable, shall be accompanied by evidence of the discharge of all Liens against the Assets.

ARTICLE II.
CLOSING AND TERMINATION

2.1. Closing Date. Subject to the satisfaction of the conditions set forth in Sections 6.1 and 6.2 hereof (or the waiver thereof by the party entitled to waive that condition), the closing of the sale and purchase of the Assets provided for in Section 1.1 hereof (the “Closing”) shall take place at the offices of Sichenzia Ross Friedman Ference LLP located at 61 Broadway, 32nd Floor, New York, NY 10006 (or at such other place as the parties may mutually agree upon) on July 13, 2007. The date on which the Closing shall be held is referred to in this Agreement as the “Closing Date”

2.2. Termination of Agreement. This Agreement may be terminated prior to the Closing as follows:

(a) at the election of the Seller or the Purchaser on or after July 16, 2007, if the Closing shall not have occurred by the close of business on such date, provided that the terminating party is not in default of any of its obligations hereunder;

(b) by mutual written consent of the Seller and the Purchaser;

(c) by the Seller or the Purchaser if there shall be in effect a final nonappealable order of a court, government or governmental agency or body of competent jurisdiction (“Governmental Body”) of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that the parties hereto shall promptly appeal any adverse determination which is not nonappealable (and pursue such appeal with reasonable diligence);

(d) by the Purchaser, if it shall fail to enter into arrangements with at least eighty (80%) percent of those current or former employees of Seller as set forth on Schedule 2.2 (d) (the “Employees”), which have not been subsequently revoked by such Employees, with terms and conditions satisfactory to it, as determined by it in its sole discretion; and

(e) by the Purchaser, pursuant to Paragraph 1.3(a).

2.3. Procedure Upon Termination. In the event of termination and abandonment by the Purchaser or the Seller, or both, pursuant to Section 2.2 hereof, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase of the Assets hereunder shall be abandoned, without further action by the Purchaser or the Seller. If this Agreement is terminated as provided herein each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

2.4. Effect of Termination. In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Purchaser or the Seller; provided, however, that nothing in this Section 2.4 shall relieve the Purchaser or the Seller of any liability for a breach of this Agreement.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE OWNERS

The Seller and the Owners, jointly and severally hereby represent and warrant to the Purchaser that:

3.1. Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted. The Seller is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of the Seller taken as a whole (“Material Adverse Effect”). [may need to included a qualifier as Wurld may need to complete an additional filing in DE]

3.2. Authorization of Agreement. The Seller and the Owners have all requisite corporate or personal, as the case may be, power, authority and legal capacity to execute and deliver this Agreement, and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by the Seller or the Owners in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement, the “Seller Documents”), and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each of the Seller Documents will be at or prior to the Closing, duly and validly executed and delivered by the Seller or the Owners and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Seller Documents when so executed and delivered will constitute, legal, valid and binding obligations of the Seller, enforceable against the Seller or the Owners, as applicable, in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.3. Ownership of Seller. The Owners collectively own 39.2% of the issued and outstanding shares of common stock of the Seller, free and clear of any and all liens, charges or encumbrances or any kind or nature.

3.4. No Subsidiaries. The Seller has no subsidiaries.

3.5. Conflicts; Consents of Third Parties.

(a) Except as set forth in Schedule 3.5(a), none of the execution and delivery by the Seller or Owners of this Agreement and the Seller Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Seller with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the Articles of Incorporation or By-laws of the Seller; (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Seller or any Owner is a party or by which any of them or any of their respective properties or assets is bound; (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which the Seller is bound; or (iv) result in the creation of any Lien upon the properties or assets of the Seller except, in case of clauses (ii), (iii) and (iv), for such violations, breaches or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(b) No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or Governmental Body is required on the part of the Seller, the Seller in connection with the execution and delivery of this Agreement or the Seller Documents, or the compliance by the Seller as the case may be, with any of the provisions hereof or thereof.

3.6. Ownership and Transfer of Assets. Except as set forth on Schedule 3.6, Seller has good and marketable title to all of the Assets free and clear of all mortgages, pledges, security interests, charges, liens, restrictions and encumbrances of any kind (collectively, “Liens”) whatsoever. Upon the sale, assignment, transfer and delivery of the Assets to the Purchaser hereunder and under the Seller Documents, there will be vested in the Purchaser good, marketable and indefeasible title to the Assets, free and clear of all Liens. Except as specifically set forth on Schedule 1.2(a), the Assets include all of the assets and properties (i) held for use by Seller to conduct the Business as presently conducted and (ii) necessary for Purchaser to operate the Business in the same manner as such business is currently operated by Seller. All of the tangible Assets are in good repair, have been well maintained and are in good operating condition, do not require any material modifications or repairs, and comply in all material respects with applicable laws, ordinances and regulations, ordinary wear and tear excepted.

3.7. Financial Statements. The Seller has delivered or caused to be delivered to the Purchaser copies of (i) the consolidated balance sheets of the Seller as at December 31, 2006 and 2005 and the related audited consolidated statements of income and of cash flows of the Seller for the years then ended and (ii) the unaudited but reviewed consolidated balance sheet of the Seller as at March 31, 2007 and the related consolidated statements of income and cash flows of the Seller for the three-month period then ended (such audited and unaudited statements, including the related notes and schedules thereto, are referred to herein as the “Seller Financial Statements”). Each of the Seller Financial Statements is complete and correct in all material respects, will be prepared in accordance with GAAP (subject to normal year-end adjustments in the case of the unaudited statements) and in conformity with the practices consistently applied by the Seller without modification of the accounting principles used in the preparation thereof and will present fairly the financial position, results of operations and cash flows of the Seller as at the dates and for the periods indicated. For the purposes hereof, the unaudited but reviewed consolidated balance sheet of the Seller as at March 31, 2007 is referred to as the “Seller Balance Sheet” and March 31, 2007 is referred to as the “Seller Balance Sheet Date”.

3.8. No Undisclosed Liabilities. To the best of the Seller’s and Owners’ knowledge, the Seller has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described on the Seller Balance Sheet or in the notes thereto in accordance with GAAP which was not fully reflected in, reserved against or otherwise described in the Seller Balance Sheet or the notes thereto or was not incurred in the ordinary course of business consistent with past practice since the Seller Balance Sheet Date.

3.9. Absence of Certain Developments. Except as expressly contemplated by this Agreement or as set forth on Schedule 3.9, since the Seller Balance Sheet Date:

(i) there has not been an event which had a Material Adverse Effect nor has there occurred any event which is reasonably likely to result in a Material Adverse Effect;

(ii) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of the Seller having a replacement cost of more than $10,000 for any single loss or $20,000 for all such losses;

(iii) there has not been any declaration, setting aside or payment of any distribution in respect of any ownership interest of the Seller or any repurchase, redemption or other acquisition by the Seller of any outstanding ownership interest in, the Seller;

(iv) the Seller has not awarded or paid any bonuses to employees of the Seller with respect to the fiscal year ended 2006, except to the extent accrued on the Seller Balance Sheet or entered into any employment, deferred compensation, severance or similar agreement (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of the Seller’s directors, officers, employees, agents or representatives or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives (other than normal increases in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of the Seller);

(v) there has not been any change by the Seller in accounting or Tax reporting principles, methods or policies;

(vi) the Seller has not entered into any transaction or contract or conducted its business other than in the ordinary course consistent with past practice;

(vii) the Seller has not failed to promptly pay and discharge current liabilities except where disputed in good faith by appropriate proceedings;

(viii) the Seller has not made any loans, advances or capital contributions to, or investments in, any Person or paid any fees or expenses to the Seller or any Affiliate of the Seller;

(ix) except as disclosed herein, the Seller has not mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of the Seller, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

(x) the Seller has not discharged or satisfied any Lien, or paid any obligation or liability (fixed or contingent), except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Seller;

(xi) the Seller has not canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Contract or right except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Seller;

(xii) the Seller has not made or committed to make any capital expenditures or capital additions or betterments in excess of $10,000 individually or $20,000 in the aggregate;

(xiii) the Seller has not instituted or settled any material legal proceeding; and

(xiv) the Seller has not agreed to do anything set forth in this Section 3.9.

3.10. Taxes.

(a) Except as set forth on Schedule 3.10(a), to the best of the Seller’s knowledge, (A) all Tax returns required to be filed by or on behalf of the Seller have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax returns were true, complete and correct in all material respects; (B) all Taxes payable by or on behalf of the Seller or in respect of its income, assets or operations have been fully and timely paid, and adequate reserves or accruals for Taxes have been provided in the Seller Balance Sheet with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing; and (C) the Seller has not executed or filed with the Internal Revenue Service (the “IRS”) or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force. “Tax or Taxes” means all federal, state, local or other taxes or similar governmental charges, fees, levies or assessments.

(b) Except as set forth on Schedule 3.10(b), the Seller has complied in all material respects with all applicable laws (as defined in Section 3.18), rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all Laws.

(c) Purchaser has received complete copies of (A) all federal, state, local and foreign income or franchise Tax Returns of the Seller relating to the taxable periods since 2003 and (B) any audit report issued within the last three years relating to any material Taxes due from or with respect to the its income, assets or operations. All income and franchise Tax returns filed by or on behalf of the Seller for the taxable years ended on the respective dates set forth on Schedule 3.10 have been examined by the relevant taxing authority or the statute of limitations with respect to such Tax Returns has expired.

(d) Schedule 3.10 lists all material types of Taxes paid and material types of Tax returns filed by or on behalf of the Seller. Except as set forth on Schedule 3.10, no claim has been made by a taxing authority in a jurisdiction where the Seller does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

(e) Except as set forth on Schedule 3.10, all deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including the Seller that are owed by the Seller have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor has the Seller received any written notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised in writing by a federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

(f) Except as set forth on Schedule 3.10, the Seller has not (A) agreed to or is not required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Seller or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Seller, (B) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to the Seller, or (C) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed within the period of limitations.

(g) No property owned by the Seller is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code or (iii) is “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code.

(h) The Seller is not a foreign person within the meaning of Section 1445 of the Code.

(i) The Seller is not a party to any tax sharing or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing.

(j) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Purchaser, the Affiliates or their respective affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

(k) The Seller is not subject to any private letter ruling of the IRS or comparable rulings of other taxing authorities.

(l) There are no liens as a result of any unpaid Taxes upon any of the assets of the Seller.

(m) Except as set forth on Schedule 3.10, the Seller has no elections in effect for federal income tax purposes under Sections 108, 168, 441, 463, 472, 1017, 1033 or 4977 of the Code.

(n) The Seller has never owned any Subsidiaries and has never been a member of any consolidated, combined or affiliated group of corporations for any Tax purposes.

3.11. Real Property.

(a) Seller does not own any interest in any real property. Schedule 3.11(a) sets forth a complete list of all real property and interests in real property leased by the Seller (individually, a “Real Property Lease” and the real properties specified in such leases being referred to herein individually as a “Seller Property” and collectively as the “Seller Properties”) as lessee or lessor. The Seller Property constitutes all interests in real property currently used or currently held for use in connection with the Business of the Seller and which are necessary for the continued operation of the Business of the Seller as the Business is currently conducted. The Seller has a valid and enforceable leasehold interest under each of the Real Property Leases, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and Seller has not received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Seller under any of the Real Property Leases. All of the Seller Property, buildings, fixtures and improvements thereon owned or leased by the Seller are in good operating condition and repair (subject to normal wear and tear). The Seller has delivered or otherwise made available to the Purchaser true, correct and complete copies of the Real Property Leases, together with all amendments, modifications or supplements, if any, thereto.

(b) To the best knowledge of the Seller, the Seller’s landlord has all material certificates of occupancy and Permits of any Governmental Body necessary or useful for the current use and operation of each Seller Property, and the Seller has fully complied with all material conditions of the Permits applicable to it. No default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any Permit.

(c) To the best knowledge of the Seller, there does not exist any actual or threatened or contemplated condemnation or eminent domain proceedings that affect any Seller Property or any part thereof, and the Seller has not received any notice, oral or written, of the intention of any Governmental Body or other Person to take or use all or any part thereof.

(d) The Seller has not received any written notice from any insurance company that has issued a policy with respect to any Seller Property requiring performance of any structural or other repairs or alterations to such Seller Property.

(e) The Seller does not own or hold, and is not obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein.

(i)  (f) Except as specifically set forth in this Agreement to the contrary, Purchaser assumes no liability with respect to any Real Property Lease or Seller Property.

3.12. Tangible Personal Property.

(a) Schedule 3.12(a) sets forth all leases of personal property (“Personal Property Leases”) involving annual payments in excess of $10,000 relating to personal property used in the business of the Seller or to which the Seller is a party or by which the properties or assets of the Seller is bound. The Seller has delivered or otherwise made available to the Purchaser true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements thereto.

(b) The Seller has a valid leasehold interest under each of the Personal Property Leases under which it is a lessee, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any Personal Property Lease by the Seller, or, to the best knowledge of the Seller, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder.

(c) The Seller has good and marketable title to all of the items of tangible personal property reflected in the Seller Balance Sheet (except as sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practice), free and clear of any and all liens other than as set forth on Schedule 3.12. All such items of tangible personal property which, individually or in the aggregate, are material to the operation of the business of the Seller are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

(d) All of the items of tangible personal property used by the Seller under the Personal Property Leases are in good condition and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

3.13. Intangible Property. Schedule 3.13 contains a complete and correct list of each patent, trademark, trade name, service mark and copyright owned or used by the Seller as well as all registrations thereof and pending applications therefor, and each license or other agreement relating thereto. Except as set forth on Schedule 3.13, each of the foregoing is owned by the party shown on such Schedule as owning the same, free and clear of all mortgages, claims, liens, security interests, charges and encumbrances and is in good standing and not the subject of any challenge. There have been no claims made and the Seller has not received any notice or otherwise knows or has reason to believe that any of the foregoing is invalid or conflicts with the asserted rights of others. The Seller possesses, owns or licenses all patents, patent licenses, trade names, trademarks, service marks, brand marks, brand names, copyrights, know-how, formulae and other proprietary and trade rights necessary for the conduct of its business as now conducted, not subject to any restrictions and without any known conflict with the rights of others and has not forfeited or otherwise relinquished any such patent, patent license, trade name, trademark, service mark, brand mark, brand name, copyright, know-how, formulate or other proprietary right necessary for the conduct of its business as conducted on the date hereof. The Seller is not under any obligation to pay any royalties or similar payments in connection with any license to any Affiliate thereof. As used in this Agreement, “Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person and for purposes of individuals, Affiliates would include an individual’s spouse and minor children.

3.14. Material Contracts. Schedule 3.14 sets forth all of the following Contracts to which the Seller is a party or by which it is bound (collectively, the “Material Contracts”): (i) Contracts with any current officer or director of the Seller; (ii) Contracts with any labor union or association representing any employee of the Seller; (iii) Contracts pursuant to which any party is required to purchase or sell a stated portion of its requirements or output from or to another party; (iv) Contracts for the sale of any of the assets of the Seller other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of its assets; (v) joint venture agreements; (vi) material Contracts containing covenants of the Seller not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with the Seller in any line of business or in any geographical area; (vii) Contracts relating to the acquisition by the Seller of any operating business or the capital stock of any other person; (viii) Contracts relating to the borrowing of money; or (ix) any other Contracts, other than Real Property Leases, which involve the expenditure of more than $20,000 in the aggregate or $10,000 annually or require performance by any party more than one year from the date hereof. There have been made available to the Purchaser, its affiliates and their representatives true and complete copies of all of the Material Contracts. Except as set forth on Schedule 3.14, all of the Material Contracts and other agreements are in full force and effect and are the legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth on Schedule 3.14, the Seller is not in default in any material respect under any Material Contracts, nor, to the knowledge of the Seller, is any other party to any Material Contract in default thereunder in any material respect.

3.15. Employee Benefits.

(a) Schedule 3.15(a) sets forth a complete and correct list of (i) all “employee benefit plans”, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and any other pension plans or employee benefit arrangements, programs or payroll practices (including, without limitation, severance pay, vacation pay, company awards, salary continuation for disability, sick leave, retirement, deferred compensation, bonus or other incentive compensation, stock purchase arrangements or policies, hospitalization, medical insurance, life insurance and scholarship programs) maintained by the Seller or to which the Seller contributes or is obligated to contribute thereunder with respect to employees of the Seller (“Employee Benefit Plans”) and (ii) all “employee pension plans”, as defined in Section 3(2) of ERISA, maintained by the Seller or any trade or business (whether or not incorporated) which are under control, or which are treated as a single employer, with Seller under Section 414(b), (c), (m) or (o) of the Code (“ERISA Affiliate”) or to which the Seller or any ERISA Affiliate contributed or is obligated to contribute thereunder (“Pension Plans”). Schedule 3.15(a) identifies, in separate categories, Employee Benefit Plans or Pension Plans that are (i) subject to Section 4063 and 4064 of ERISA (“Multiple Employer Plans”), (ii) multiemployer plans (as defined in Section 4001(a)(3) of ERISA) (“Multiemployer Plans”) or (iii) “benefit plans”, within the meaning of Section 5000(b)(1) of the Code providing continuing benefits after the termination of employment (other than as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at the former employee’s or his beneficiary’s sole expense).

(b) Each of the Employee Benefit Plans and Pension Plans intended to qualify under Section 401 of the Code (“Qualified Plans”) so qualifies and the trusts maintained thereto are exempt from federal income taxation under Section 501 of the Code, and, except as disclosed on Schedule 3.15(b), nothing has occurred with respect to the operation of any such plan which could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

(c) All contributions and premiums required by Law or by the terms of any Employee Benefit Plan or Pension Plan which are money purchase plans or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto) to any funds or trusts established thereunder or in connection therewith, and no accumulated funding deficiencies exist in any of such plans subject to Section 412 of the Code.

(d) No Employee Benefit Plans and Pension Plans are subject to Title IV of ERISA.

(e) Each of the Employee Benefit Plans and Pension Plans has been maintained, in all material respects, in accordance with its terms and all provisions of applicable Law.

3.16.  Labor.

(a) Except as set forth on Schedule 3.16(a), the Seller is not party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Seller. The Seller has delivered or otherwise made available to the Purchaser true, correct and complete copies of the labor or collective bargaining agreements listed on Schedule 3.16(a), together with all amendments, modifications or supplements thereto.

(b) Except as set forth on Schedule 3.16(b), no employees of the Seller are represented by any labor organization. No labor organization or group of employees of the Seller has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the best knowledge of the Seller, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving the Seller pending or, to the best knowledge of the Seller, threatened by any labor organization or group of employees of the Seller.

(c) There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the best knowledge of the Seller, threatened against or involving the Seller. There are no unfair labor practice charges, grievances or complaints pending or, to the best knowledge of the Seller, threatened by or on behalf of any employee or group of employees of the Seller.

3.17. Litigation. Except as set forth in Schedule 3.17, there is no suit, action, proceeding, investigation, claim or order pending or, to the knowledge of the Seller, overtly threatened against the Seller (or to the knowledge of the Seller, pending or threatened, against any of the officers, directors or key employees of the Seller with respect to its business activities on behalf of the Seller, or to which the Seller is otherwise a party, which, if adversely determined, would have a Material Adverse Effect, before any court, or before any governmental department, commission, board, agency, or instrumentality; nor to the knowledge of the Seller is there any reasonable basis for any such action, proceeding, or investigation. Except as set forth in Schedule 3.17, the Seller is not subject to any judgment, order or decree of any court or governmental agency except to the extent the same are not reasonably likely to have a Material Adverse Effect and is not engaged in any legal action to recover monies due it or for damages sustained by it.

3.18. Compliance with Laws; Permits.

(a) Subject to Section 3.10, the Seller is in compliance with all federal, state and local statutes, laws, rules, regulations, orders and ordinances (“Laws”) applicable to it or to the conduct of its business or operations or the use of its properties (including any leased properties) and assets, except for such non-compliances as would not, individually or in the aggregate, have a Material Adverse Effect. The Seller has all governmental permits and approvals from state, federal or local authorities which are required for it to operate its business, except for those the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

3.19. Environmental Matters. Except as set forth on Schedule 3.19 hereto:

(a) the operations of the Seller are in compliance with all applicable laws promulgated by any governmental entity which prohibit, regulate or control any hazardous material or hazardous material activity (“Environmental Laws”) and all permits issued pursuant to Environmental Laws or otherwise;

(b) the Seller has obtained all permits required under all applicable Environmental Laws necessary to operate its business;

(c) the Seller is not the subject of any outstanding written order or contract with any governmental authority or person respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any release or threatened release of a Hazardous Material (“Release”);

(d) the Seller has not received any written communication alleging either or both that it may be in violation of any Environmental Law, or any permit issued pursuant to Environmental Law, or may have any liability under any Environmental Law;

(e) the Seller does not have any current contingent liability in connection with any Release into the indoor or outdoor environment (whether on-site or off-site);

(f) there are no investigations of the business, operations, or currently or previously owned, operated or leased property of the Seller pending or, to the Seller’s knowledge, threatened which could lead to the imposition of any liability pursuant to Environmental Law;

(g) to the Seller’s knowledge, there is not located at any of the properties of the Seller any (i) underground storage tanks, (ii) asbestos-containing material or (iii) equipment containing polychlorinated biphenyls; and,

(h) the Seller has provided to the Purchaser all environmentally related audits, studies, reports, analyses, and results of investigations that have been performed with respect to the currently or previously owned, leased or operated properties of the Seller.

3.20. Insurance. Schedule 3.20 sets forth a complete and accurate list of all policies of insurance of any kind or nature covering the Seller or any of its employees, properties or assets, including, without limitation, policies of life, disability, fire, theft, workers compensation, employee fidelity and other casualty and liability insurance. All such policies are in full force and effect, and, to the Seller’s knowledge, it is not in default of any provision thereof, except for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

3.21. Inventories; Receivables; Payables.

(a) The inventories of the Seller are in good and marketable condition, and are saleable in the ordinary course of business.

(b)  All accounts receivable of the Seller has arisen from bona fide transactions in the ordinary course of business consistent with past practice. All accounts receivable of the Seller reflected on the Seller Balance Sheet are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts reflected thereon, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied. All accounts receivable arising after the Seller Balance Sheet Date are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied. The parties agree and acknowledge that Purchaser’s sole remedy for a breach of this representation and warranty shall be to require Seller to repurchase uncollected accounts receivable as per Section 1.4(b)(ii) hereof.

(c) All accounts payable of the Seller reflected in the Seller Balance Sheet or arising after the date thereof are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due and payable.

3.22.  [INTENTIONALLY LEFT BLANK]

3.23. Banks. Schedule 3.23 contains a complete and correct list of the names and locations of all banks in which the Seller has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto. Except as set forth on Schedule 3.23, no person holds a power of attorney to act on behalf of the Seller.

3.24. No Misrepresentations. No representation or warranty of the Seller contained in this Agreement or in any schedule hereto or in any certificate or other instrument furnished by the Seller to the Purchaser pursuant to the terms hereof, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. Without in any way limiting the foregoing, (i) Seller acknowledges that it prepared all schedules (with the exception of Schedules1.4(f), 2.2(d), and 4.3) attached hereto and represents that such schedules are true and accurate; and (ii) with regard to Schedule 1.1(c), Seller agrees that if any Intellectual Property is not included on such schedule, it is nonetheless intended to be, and is hereby, transferred to Purchaser, and Seller will take any and all actions as reasonably requested by Purchaser to perfect and/or memorialize Purchaser’s interest in such Intellectual Property (in accordance with the provisions of Section 1.7 hereunder).

3.25. Financial Advisors. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Seller in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

3.26. Investment Intention. The Seller is acquiring the Securities for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933. The Seller understands that the Securities have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

3.27. Investment Experience. The Seller acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

3.28. Disclosure of Information. The Seller has had an opportunity to receive all additional information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the Securities. The Seller acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by the Seller shall modify, amend or affect the Seller’s right to rely on the Company’s representations and warranties contained in this Agreement.

3.29. Legends. It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

  “The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws”.

3.30. Patriot Act. The Seller certifies that, to the best of the Seller’s knowledge, the Seller has not been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224. The Seller hereby acknowledges that the Purchaser seeks to comply with all applicable Laws concerning money laundering and related activities. In furtherance of those efforts, the Seller hereby represents, warrants and agrees that: (i) none of the cash or property owned by the Seller has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Seller has, and this Agreement will not, cause the Seller to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser represents and warrants that:

4.1. Organization and Good Standing. Purchaser is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware.

4.2. Authorization of Agreement.

(a) The Purchaser has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (together with the Employment Agreement, the “Purchaser Documents”), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Purchaser of this Agreement and each Purchaser Document have been duly authorized by all necessary corporate action on behalf of the Purchaser. This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b) Purchaser has the corporate power, capacity and authority to enter into and complete this Agreement;

4.3. Conflicts; Consents of Third Parties.

(a) Except as set forth on Schedule 4.3 hereto, neither of the execution and delivery by the Purchaser of the Purchaser Documents, nor the compliance by the Purchaser with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation, or certificate of formation, or by-laws, or limited liability company agreement of the Purchaser, respectively, (ii) conflict with, violate, result in the breach of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other obligation to which the Purchaser is a party or by which the Purchaser or its properties or assets are bound or (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which the Purchaser is bound, except, in the case of clauses (ii) and (iii), for such violations, breaches or defaults as would not, individually or in the aggregate, have a material adverse effect on the business, properties, results of operations, prospects, conditions (financial or otherwise) of the Purchaser, taken as a whole.

(b) No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents or the compliance by Purchaser with any of the provisions hereof or thereof.

4.4. Litigation. There are no Legal Proceedings pending or, to the best knowledge of the Purchaser, threatened that are reasonably likely to prohibit or restrain the ability of the Purchaser to enter into this Agreement or consummate the transactions contemplated hereby.

4.5. Financial Advisors. No person has acted, directly or indirectly, as a broker, finder or financial advisor for the Purchaser in connection with the transactions contemplated by this Agreement and no person is entitled to any fee or commission or like payment in respect thereof.

4.6. Patriot Act. The Purchaser certifies that, to the best of the Purchaser’s knowledge, the Purchaser has not been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224. The Purchaser hereby acknowledges that the Seller seeks to comply with all applicable Laws concerning money laundering and related activities. In furtherance of those efforts, the Purchaser hereby represents, warrants and agrees that: (i) none of the cash or property owned by the Seller has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Purchaser has, and this Agreement will not, cause the Purchaser to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

4.7. No Knowledge of Breaches. Purchaser does not have actual knowledge of any breach of any representation and warranty made by Seller and the Owners hereunder.

ARTICLE V.
COVENANTS

5.1. Access to Information. The Seller and Owners agree that, prior to the Closing Date, the Purchaser shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Seller and such examination of the books, records and financial condition of the Seller as it reasonably requests and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and the Seller shall cooperate fully therein. No investigation by the Purchaser prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Seller contained in the Seller Documents. In order that the Purchaser may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of the Seller, Seller shall cause its officers, employees, consultants, agents, accountants, attorneys and other representatives to cooperate fully with such representatives in connection with such review and examination.

5.2. Conduct of the Business Pending the Closing.

(a) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Purchaser, the Seller shall:

(i) conduct its business only in the ordinary course consistent with past practice;

(ii) use its best efforts to (A) preserve its present business operations, organization (including, without limitation, management and the sales force) and goodwill and (B) preserve its present relationship with Persons having business dealings with it;

(iii) maintain (A) all of its assets and properties in their current condition, ordinary wear and tear excepted and (B) insurance upon all of its properties and assets in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

(iv) (A) maintain its books, accounts and records in the ordinary course of business consistent with past practices, (B) continue to collect accounts receivable and pay accounts payable utilizing normal procedures and without discounting or accelerating payment of such accounts, and (C) comply with all contractual and other obligations applicable to its operation; and

(v) comply in all material respects with applicable Laws.

(b) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Purchaser, the Seller shall not:

(i) except for trade payables and for indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice, borrow monies for any reason or draw down on any line of credit or debt obligation, or become the guarantor, surety, endorser or otherwise liable for any debt, obligation or liability (contingent or otherwise) of any other Person;

(ii) subject to any Lien (except for liens that do not materially impair the use of the property subject thereto in their respective businesses as presently conducted), any of its properties or assets (whether tangible or intangible);

(iii) acquire any material properties or assets or sell, assign, transfer, convey, lease or otherwise dispose of any of its material properties or assets (except for fair consideration in the ordinary course of business consistent with past practice);

(iv) cancel or compromise any debt or claim or waive or release any material right except in the ordinary course of business consistent with past practice;

(v) enter into any commitment for capital expenditures in excess of $5,000 for any individual commitment and $10,000 for all commitments in the aggregate;

(vi) introduce any material change with respect to its operation, including any material change in the types, nature, composition or quality of its products or services, experience any material change in any contribution of its product lines to its revenues or net income, or, other than in the ordinary course of business, make any change in product specifications or prices or terms of distributions of such products;

(vii) enter into any transaction or make or enter into any contract which by reason of its size or otherwise is not in the ordinary course of business consistent with past practice;

(viii) enter into or agree to enter into any merger or consolidation with, any corporation or other entity, and not engage in any new business or invest in, make a loan, advance or capital contribution to, or otherwise acquire the securities of any other Person;

(ix) except for transfers of cash pursuant to normal cash management practices, make any investments in or loans to, or pay any fees or expenses to, or enter into or modify any contract with any Affiliate; or

(x) agree to do anything prohibited by this Section 5.2 or anything which would make any of the representations and warranties of the Seller in this Agreement or the Seller Documents untrue or incorrect in any material respect as of any time through and including the Effective Time.

5.3. Consents. The Seller shall use its best efforts, and the Purchaser shall cooperate with the Seller, to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement, including, without limitation, the consents and approvals referred to in Section 3.5(b) hereof; provided, however, that neither the Seller nor the Purchaser shall be obligated to pay any consideration therefor to any third party from whom consent or approval is requested.

5.4. Other Actions. Each of the Seller, Owners, and Purchaser shall use its best efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

5.5. No Solicitation. The Seller will not, and will not cause or permit any of its partners, officers, employees, representatives or agents (collectively, the “Representatives”) to, directly or indirectly, (i) discuss, negotiate, undertake, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any transaction involving a merger, consolidation, business combination, purchase or disposition of any amount of the assets or capital stock or other equity interest in it other than the transactions contemplated by this Agreement (an “Acquisition Transaction”), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction, (iii) furnish or cause to be furnished, to any Person, any information concerning its business, operations, properties or assets in connection with an Acquisition Transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. The Seller will inform the Purchaser in writing immediately following the receipt by the Seller or any Representative of any proposal or inquiry in respect of any Acquisition Transaction.

5.6. Provisions for Liabilities Not Assumed. Prior to any final winding up or dissolution, the Seller will pay or adequately provide for all of its known or reasonably anticipated claims, liabilities and obligations that are not expressly assumed by the Purchaser pursuant to Article 2. The Seller will make no distribution to its shareholders of the proceeds of the transactions contemplated by this Agreement until all of its creditors are paid and for a minimum of one (1) year following the Closing.

5.7. Preservation of Records. The Seller, Owners, and Purchaser agree that each of them shall preserve and keep the records held by it relating to the business of the Seller for a period of three years from the Closing Date (six years with respect to tax related records) and shall make such records and personnel available to the other as may be reasonably required by such party in connection with, among other things, preparation of financial statements, disclosure of information to the Securities and Exchange Commission, stock exchange or similar entity, any insurance claims by, legal proceedings against or governmental investigations of the Seller, the Purchaser or any of their Affiliates or in order to enable the Seller or Purchaser to comply with their respective obligations under this Agreement, the Employment Agreements and each other agreement, document or instrument contemplated hereby or thereby. In the event the Seller or Purchaser wishes to destroy such records after that time, such party shall first give ninety (90) days prior written notice to the other and such other party shall have the right at its option and expense, upon prior written notice given to such party within that ninety (90) day period, to take possession of the records within one hundred and eighty (180) days after the date of such notice.

5.8. Continued Cooperation. From the date of Closing through June 30, 2008, Kerber shall make himself available to the Purchaser to provide such consulting services as may be requested by the Purchaser to ensure the orderly functioning of the Business and incorporation of the assets into Purchaser’s business.

5.9. Release of Personal Guarantees. Purchaser agrees to use its best efforts to secure the release of any personal guarantees given by the Owners in connection with the Leased Assets which Purchaser shall acquire pursuant to this Agreement. A true and accurate schedule setting forth all such personal guarantees is attached hereto as Schedule 5.9. However, each of the Owners agrees to be jointly and severally liable to Purchaser to the extent that Purchaser expends more than 105% of the total dollar amount set forth in Schedule 1.3(a)(i) to discharge all of the liabilities set forth on Schedule 1.3(a) (i). Similarly, if Purchaser only settles a portion of the liabilities set forth on Schedule 1.3(a)(i), each of the Owners agrees to be jointly and severally liable to Purchaser to the extent that Purchaser expends more than 105% of the total dollar amount allocated to those liabilities settled by Purchaser.

5.10. Publicity. Neither the Seller nor the Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of the Purchaser or the Seller, disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange on which the Purchaser lists securities, provided that, to the extent required by applicable Law, the party intending to make such release shall use its best efforts consistent with such applicable Law to consult with the other party with respect to the text thereof.

5.11. Use of Name. The Seller hereby agrees that upon the consummation of the transactions contemplated hereby, the Purchaser shall have the sole right to the use of the name “Peer Impact” and variations thereof and the Seller shall not, and shall not cause or permit any Affiliate to use such name or any variation or simulation thereof.

ARTICLE VI.
CONDITIONS TO CLOSING

6.1. Conditions Precedent to Obligations of Purchaser. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the approval of its Board of Directors, which may be withheld in the Board’s sole discretion, and to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Purchaser in whole or in part to the extent permitted by applicable Law):

(a) all representations and warranties of the Seller and Owners contained herein shall be true and correct as of the date hereof;

(b) all representations and warranties of the Seller contained herein qualified as to materiality shall be true and correct, and the representations and warranties of the Seller contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that time;

(c) the Seller shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

(d) the Purchaser shall have been furnished with certificates (dated the Closing date and in form and substance reasonably satisfactory to the Purchaser) executed by the Seller certifying as to the fulfillment of the conditions specified in Sections 6.1(a), 6.1(b) and 6.1(c) hereof;

(e) the Purchaser shall have obtained all consents and waivers referred to in Section 4.3 hereof with respect to the transactions contemplated by this Agreement and the Purchaser Documents;

(f) the Purchaser shall have been furnished with certificates (dated the Closing date and in form and substance reasonably satisfactory to the Purchaser) executed by the Seller certifying as to the fulfillment of the conditions specified in Sections 6.1(a), 6.1(b) and 6.1(c) hereof, and resolution(s) of the Board of Directors of the Seller authorizing the sale of the Assets as set forth in this Agreement;

(g) there shall not have been or occurred any event which will have a Material Adverse Effect;

(h) the Seller shall have obtained all consents and waivers referred to in Section 3.5 hereof, in a form reasonably satisfactory to the Purchaser, with respect to the transactions contemplated by this Agreement and the Seller Documents;

(i) no Legal Proceedings shall have been instituted or threatened or claim or demand made against the Seller or the Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(j) all agreements and consents to the assignment of the Selected Contracts (except to the extent Purchaser has notified Seller that Purchaser will obtain or has obtained such consent(s)), all estoppel certificates, recognition agreements, nondisturbance agreements and all waivers of termination, cancellation and other rights, deemed by Purchaser to be necessary or advisable shall have been obtained by the Seller and delivered to the Purchaser, and none of such agreements, consents or waivers shall be conditioned upon the giving of any consideration by the Purchaser or any change in the terms of such contracts.

(k)  the Seller shall have delivered a Subordination Agreement, in the form attached hereto as Exhibit C pursuant to which Gregory Kerber, Kirk Feathers and Richard Saxton shall agree to subordinate all claims which they may have against the Seller or its assets, existing now or later, to all other claims of the Company’s creditors.

  (l) the Purchaser shall have received disclosure schedules required pursuant to Article 3 hereof, which shall be reasonably satisfactory to the Purchaser.

6.2. Conditions Precedent to Obligations of the Seller and Owners. The obligations of the Seller and Owners to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Seller in whole or in part to the extent permitted by applicable law):

(a) all representations and warranties of the Purchaser contained herein shall be true and correct as of the date hereof;

(b) all representations and warranties of the Purchaser contained herein qualified as to materiality shall be true and correct, and all representations and warranties of Purchaser contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that date;

(c) the Purchaser shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date;

(d) the Seller shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Seller) executed by the Chief Executive Officer and Chief Financial Officer of the Purchaser certifying as to the fulfillment of the conditions specified in Sections 6.2(a), 6.2(b) and 6.2(c), and with resolution(s) of the Board of Directors of the Purchaser authorizing the purchase of the Assets as set forth in this Agreement;;

(e) there shall not be in effect any order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

ARTICLE VII.
DOCUMENTS TO BE DELIVERED

7.1.  Documents to be Delivered by the Seller. At the Closing, the Seller shall deliver, or cause to be delivered, to the Purchaser the following:

(a) the opinion of Carusone and Carusone, counsel to the Seller, in a mutually acceptable form;

(b) copies of all consents and waivers referred to in Section 6.1(h) hereof;

(c) the Compensation Escrow Agreement and the Escrow Agreement, substantially in the form of Exhibits A and B hereto, duly executed;

(d) the Subordination Agreements, in the form of Exhibit C hereto, duly executed;

(e) the certificates and resolutions referred to in Section 6.1(f) hereof; and

(f) such other documents as the Purchaser shall reasonably request.

7.2. Documents to be Delivered by the Purchaser. At the Closing, the Purchaser shall deliver to the following:

(a) the Securities;

(b) the Compensation Escrow Agreement and the Escrow Agreement, substantially in the form of Exhibit A and B hereto, duly executed;

(c) the certificates referred to in Section 6.2(d) hereof; and

(d) such other documents as the Seller shall reasonably request.

ARTICLE VIII.
INDEMNIFICATION

8.1. Indemnification.

(a) Subject to Section 8.2 hereof, the Seller and the Owners hereby agree to indemnify and hold the Purchaser and its respective directors, officers, employees, Affiliates, agents, successors and assigns (collectively, the “Purchaser Indemnified Parties”) harmless from and against:

(i) any and all liabilities of the Seller of every kind, nature and description, absolute or contingent, existing as against the Seller prior to and including the Closing Date or thereafter coming into being or arising by reason of any state of facts existing, or any transaction entered into, on or prior to the Closing Date, except to the extent that the same have been fully provided for (and accrued and applied as a liability) in the Purchaser Balance Sheet or were incurred in the ordinary course of business between the Seller Balance Sheet Date and the Closing Date;

(ii) subject to Section 9.3, any and all losses, liabilities, obligations, damages, costs and expenses based upon, attributable to or resulting from the failure of any representation or warranty of the Seller set forth in Section 3 hereof, or any representation or warranty contained in any certificate delivered by or on behalf of the Seller pursuant to this Agreement, to be true and correct in all respects as of the date made;

(iii) any and all losses, liabilities, obligations, damages, costs and expenses based upon, attributable to or resulting from any Excluded Liabilities;

(iv) any claim by, or liability or obligation to any employee of the Seller in connection with his or her employment or termination of employment on or prior to the Closing Date by the Seller;

(v) any and all losses, liabilities, obligations, damages, costs and expenses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Seller under this Agreement;

(vi) any and all notices, actions, suits, proceedings, claims, demands, assessments, judgments, costs, penalties and expenses, including attorneys’ and other professionals’ fees and disbursements (collectively, “Expenses”) incident to any and all losses, liabilities, obligations, damages, costs and expenses with respect to which indemnification is provided hereunder (collectively, “Losses”).

(b) Subject to Section 8.2, Purchaser hereby agree to indemnify and hold the Seller, the Owners and their Affiliates, agents, successors and assigns (collectively, the “Seller Indemnified Parties”) harmless from and against:

(i) subject to Section 9.3, any and all Losses based upon, attributable to or resulting from the failure of any representation or warranty of the Purchaser set forth in Section 4 hereof, or any representation or warranty contained in any certificate delivered by or on behalf of the Purchaser pursuant to this Agreement, to be true and correct as of the date made;

(ii) any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Purchaser under this Agreement;

(iii) any and all Losses of the Purchaser of every kind, nature and description, absolute or contingent, existing as against the Purchaser after the Closing Date coming into being or arising by reason of any state of facts existing, or any transaction entered into, after the Closing Date, except for (A) such Losses for which Seller and the Owners have an obligation to indemnify the Purchaser Indemnified Parties pursuant to Section 8.1 and (B) such Losses that affect all shareholders of Purchaser by virtue of their status as shareholders; and

(iv) any and all Expenses incident to the foregoing.

8.2. Indemnification Procedures.

(a) In the event that any Legal Proceedings shall be instituted or that any claim or demand (“Claim”) shall be asserted by any Person in respect of which payment may be sought under Section 8.1 hereof, the indemnified party shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, it shall within five (5) days (or sooner, if the nature of the Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim. If the indemnified party defends any Claim, then the indemnifying party shall reimburse the indemnified party for the Expenses of defending such Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Claim, the indemnified party may participate, at his or its own expense, in the defense of such Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if, (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim.

(b) After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party by wire transfer of immediately available funds within 10 business days after the date of such notice.

(c) The failure of the indemnified party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying party’s obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

(d) The failure of the indemnified party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying party’s obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

(e) At its sole discretion and without limiting any other rights of the Purchaser under this Agreement or at law or equity, the Purchaser may satisfy any Losses for which it is to be indemnified by the Seller in this Agreement in whole or in part by offset against any funds, securities, or other property payable by the Purchaser to the Seller and neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit the Purchaser in any manner in the enforcement of any other remedies that may be available to them.

ARTICLE IX.
MISCELLANEOUS

9.1. Payment of Sales, Use or Similar Taxes. All sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by the Purchaser.

9.2. Survival of Representations and Warranties. The parties hereto hereby agree that the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, and the Closing hereunder, regardless of any investigation made by the parties hereto; provided, however, that any claims or actions with respect thereto (other than claims for indemnifications with respect to the representation and warranties contained in Sections 3.7, 3.10, 3.17, 3.19, 4.4 and 4.5 which shall survive for periods coterminous with any applicable statutes of limitation) shall terminate unless within twelve (12) months after the Closing Date written notice of such claims is given to the Seller or such actions are commenced.

9.3. Expenses. Except as otherwise provided in this Agreement, the Seller, the Purchaser shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

9.4. Specific Performance. The Seller and Owners acknowledge and agree that the breach of this Agreement would cause irreparable damage to the Purchaser and that the Purchaser will not have an adequate remedy at law. Therefore, unless validly terminated pursuant to Section 2.2 above, the obligations of the Seller under this Agreement, including, without limitation, the Seller’s obligation to sell the Assets to the Purchaser, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

9.5. Further Assurances. The Seller and Purchaser each agree to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby including but not limited to, a bill of sale.

9.6. Submission to Jurisdiction; Consent to Service of Process

(a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 9.9.

9.7. Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

9.8. Table of Contents and Headings. The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

9.9. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

If to Purchaser:

ROO HD, Inc.
228 East 45th Street, 8th Floor
New York, NY 10017
Attn: Robert Petty
Phone: (646) 352-0260
Fax: (646) 619-4074

With copies to:
ROO HD, Inc.
228 East 45th Street, 8th Floor
New York, NY 10017
Attn: Michael Bracken
Phone: (646) 429-1297
Fax: (646) 514-5852

Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Flr
New York, New York 10006
Phone: 212-930-9700
Fax: 212-930-9725

If to Seller or Owners:

Wurld Media, Inc.
63 Putnam Street, Suite#103
Saratoga Springs, NY 12866
Attn: Gregory G. Kerber
Phone: (518) 682-3100
Fax: (518) 682-3141

With a copy to:

Carusone & Carusone
491 Broadway
Saratoga Springs, NY 12866
Attn: John J. Carusone, Jr.
Phone: (518) 584-3240
Fax: (518) 584-7451

9.10. Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

9.11. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Seller or the Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, and intending to be bound, the parties have affixed their signatures this 12th day of July, 2007

ROO HD, Inc.

By: _/s/ Robin Smyth
Name: Robin Smyth
Title: Executive Director

Wurld Media, Inc.

By: _/s/ Gregory Kerber
Name: Gregory Kerber
Title: CEO & Chairman

/s/ Gregory Kerber
Gregory Kerber

/s/ Kirk Feathers
Kirk Feathers

SCHEDULE 1.1(a)
EQUIPMENT (LOCATED AT PUTNAM STREET)

Monitors

Type	Quantity

NEC LCD 1700V	3
IBM 9495 AG1	2
NEC LCD 1860 NX	24
NEC LCD 92V	26
Sony MFM-HT95	1
Envision EN 9110	12
NEC Accusync LCD 92V	6
NEC LCD 1830	10
NEC 1850E	7
NEC LCD 1770 NX	3
IBM G96	8
NEC ASLCD 92V	1
NEC LCD 1855NX	2
Gateway VX 1110	1
Gateway FPD 1830	1

Desktops

Type	Quantity

Gateway E-6100	22
Gateway E-4000	3
Gateway E-6000	1
Gateway E-4600	6
Gateway E-6500	8
Gateway E-6300	8
Gateway E-4100	5
IBM 8310-36U	4
Gateway E-3600	1
Gateway 700L	3
HP DX5150 MT	1
IBM 831561U	1

Laptop

Type	Quantity

Gateway 450X	5
Gateway M275	5
Gateway 200X	1
Gateway M460	15
Sony VAIO TX 651	1
Sony pcg-Z1wamp1	1
Sony VGNTX 651 P/B	2
Alienware Area 51M 5500	1
Fujitsu St 4110	1
OQO 01	1
Gateway M405	1
Dell Inspiron 5150	1
HP NC 8000 P735	1
IBM 2897-GAU	2
Gateway 450E	4
HP NX 9030	1
HP NC 8230	1
Gateway M350	2
HP NC 6000	2
Gateway 450 ROG	2
IBM A31 2652-d5u	3
Gateway 200e	1
NEC Accusync LCD 92V	1
Gateway M465	1
IBM R32 2658-BQU	3
Gateway 8006527	1
Gateway 450 SX	1

Printers

Type	Quantity

HP OfficeJet 5110	1
HP C4661A	1
Cannon S9000	2
Cannon IR 3220	1
HP K80xi	1
HP OfficeJet 6210	1
HP Fax 1240	1
HP LaserJet 2300L	1
Cannon W2200	1
Cannon i9100	1
Primera Bravo ii	2
Oki 7330n	1
Cannon i9900	1

Blackberry

Type	Quantity

Verizon 7750	24
Verizon 7250	7
Verizon 7130e	1

Servers

Type	Quantity

IBM	23
HP	8
Gateway	1

Switch

Type	Quantity

Netgear	2
Belkin	2
Spirent	1
Cisco	20
F5	2
Raritan	1
ShoreTel	4
Avocent	3
3 Com	7

Furniture

Type	Quantity

Desks	18
Workstations	40

SCHEDULE 1.3(a)(iii)

		TOTAL		Patent
	Computer Patent Annuities Ltd	2,309.94		2,309.94	International patent
	Gary Shaffer	220,000.00		220,000.00	Patent attorney. Rob worked a deal with him.
	Greenberg Traurig	3,398.25		3,398.25	Legal work in intl patents. Still working.
TOTAL		225,708.19	225,708.19	225,708.19

SCHEDULE 3.5(a)

CONFLICTS, VIOLATIONS, ETC.

NONE

SCHEDULE 3.6

ENCUMBRANCES ON ASSETS

The leased equipment set forth in Schedule 1.3(a)(i) is encumbered.

The Adirondack Trust Company (see Schedule 1.3(a)(ii)) has filed a UCC covering all of the furniture, furnishings, fixture and equipment of Wurld.

The creditors who have judgments against Wurld have a lien on all of its assets. (See Schedule 3.17)

At or following the closing ROO will pay or will make provision for payment to the lienholders such that the assets will be unencumbered.

SCHEDULE 3.9

MATERIAL ADVERSE MATTERS, ETC. SINCE
SELLER BALANCE SHEET DATE

NONE

SCHEDULE 3.10(a)

TAX MATTERS

The 2006 corporate and state income tax returns have not been filed and are on extension until September 15, 2007.

The second quarter 2007 withholding tax returns have not been filed and the third quarter will be due on or before October 31, 2007.

Loans or advances made to employees will be “grossed up” and the withholding taxes, both employers and employees portions, will be paid pursuant to the Agreement.

SCHEDULE 3.10(b)

COMPLIANCE WITH TAX LAW

The Seller will “gross up” the advances previously made to employees and when the necessary funds are released to the Seller by the Purchaser, the Seller will file the appropriate returns and pay over the withholding tax, both the employers and employees portion.

SCHEDULE 3.11

REAL PROPERTY LEASE

Seller is the Lessor of premises known as 63 Putnam Street, Suite #103, Saratoga Springs, New York.

SCHEDULE 3.12

LEASES ON PERSONAL PROPERTY

The personal property set forth in the Seller’s balance sheet is encumbered as follows:

1. The equipment set forth on Schedule 1.3(a)(i) is encumbered by leases.

2. The Adirondack Trust Company has a blanket lien on all of the assets of the Seller.

3. The judgment creditors set forth in Schedule 3.17 have a lien on all of the assets of the Seller.

SCHEDULE 3.14

MATERIAL CONTRACTS

None, other than as set forth in other schedules.

SCHEDULE 3.15(b)

NON-EXEMPT BENEFIT PLANS

NONE

SCHEDULE 3.16(a)

COLLECTIVE BARGAINING AGREEMENTS

NONE

SCHEDULE 3.16(b)

LABOR ORGANIZATIONS

NONE

SCHEDULE 3.19

ADVERSE ENVIRONMENTAL MATTERS

NONE

SCHEDULE 3.23
NAMES & LOCATIONS OF SELLER’S BANKS

•	Citizen Bank
84 Congress Street
Saratoga Springs, NY 12866

POWERS OF ATTORNEY

•	None

EXHIBIT A

COMPENSATION ESCROW AGREEMENT

THIS COMPENSATION ESCROW AGREEMENT (this “Agreement”) is made as of July 12, 2007, by and among ROO HD, Inc., a corporation organized and existing under the laws of the State of New York (the "Company"); Wurld Media, Inc., a corporation organized and existing under the laws of Delaware ("Wurld Media."); and Carusone & Carusone, a sole proprietorship (the "Escrow Agent");

WITNESSETH THAT:

WHEREAS, the Company and Wurld Media have entered into an agreement (the "Purchase Agreement”); and

WHEREAS, the parties have agreed to escrow the sum of Four Hundred Fifty Six Thousand Eighty Seven ($456,087) (the “Escrow Funds”) to be paid by the Company to Wurld Media pursuant to the terms of the Purchase Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and in consideration of the parties thereto entering into the Asset Purchase Agreement, the parties hereto covenant and agree as follows:

I.	A. Deposit of Funds

Concurrently with the execution and delivery of this Escrow Agreement, the Company shall deliver the Escrow Funds to the Escrow Agent. In addition, Wurld Media hereby agrees to execute such documents as the Escrow Agent may request to transfer the Escrowed Funds as may required pursuant to the terms of this Escrow Agreement.

II.	Release of Escrowed Funds

A. Conditions specified in Purchase Agreement. The Purchase Agreement provides the Escrowed Funds are to be used by Wurld Media to settle outstanding amounts of up to forty (40%) percent of the gross wages plus such amount which shall constitute employer’s contribution (less statutory payroll deductions, less advances previously made to the employees) owed to the employees identified on Schedule 1.4(f) of the Purchase Agreement. The Escrow Funds are to be utilized solely for the purpose set forth in Section 1.4(f) of the Purchase Agreement and may not be released to Wurld Media until all claims by the employees listed on Schedule 1.4(f) have been fully settled and compromised and the employees have executed and delivered to the Seller, a release (the “Release”) in the form set forth on Exhibit A-1 to this Escrow Agreement. A copy of said release shall be furnished to the Company simultaneously with the Seller’s receipt from each employee.

B. Release upon the Notice of Settlement. Upon receipt by the Escrow Agent of a Release and a Notice of Settlement in the form of which is attached hereto as Exhibit A-2 (the “Notice of Settlement”) signed by Wurld Media, the Escrow Agent shall, after waiting a period of seven full days, release funds to the employee with whom Wurld Media settled its compensation issues, provided that such amount does not exceed the maximum amount set forth for such employee in Schedule 1.4(f) of the Purchase Agreement less statutory payroll deductions, less advances previously made to the employee. At the same time the Escrow Agent will remit to GTM Tech Valley Payroll, 7 Halfmoon Drive, Clifton Park, NY 12065, the employer’s contribution plus statutory payroll deductions to be paid to applicable governmental authorities. Payment to the employee shall be made within five (5) days of the receipt of the Notice of Settlement. In the event that the amount of funds specified in the Notice of Settlement (plus the employer’s contribution) shall constitute all of the Escrowed Funds upon release of the specified amount of funds this Agreement shall be deemed terminated and this Escrow Agreement shall be released and discharged from all further obligations hereunder. Wurld Media agrees to continue to retain GTM Tech Valley Payroll perform the services contemplated hereunder until this Escrow Agreement is terminated.

1

III.	Termination by the Parties

If at any time the Escrow Agent shall receive a notice signed by or on behalf of the Company and Wurld Media. that this Agreement has been terminated and instructing the Escrow Agent with respect to the disposition of the Escrowed Funds, the Escrow Agent shall release the Escrowed Funds in accordance with the instructions contained in such notice, and upon such release this Escrow Agreement shall be deemed terminated, and the Escrow Agent shall be released and discharged from all further obligations hereunder.

IV.	Nature of Duties; No Conflict; Liability

It is understood and agreed that the duties of the Escrow Agent hereunder are purely ministerial in nature and do not represent a conflict of interest for the Escrow Agent to act, or continue to act, as counsel for any party to this Escrow Agreement with respect to any litigation or other matters arising out of this Escrow Agreement or otherwise. The Escrow Agent shall not be liable for any error of judgment, fact, or law, or any act done or omitted to be done, except for its own willful misconduct or gross negligence or that of its partners, employees, and agents. The Escrow Agent's determination as to whether an event or condition has occurred, or been met or satisfied, or as to whether a provision of this Escrow Agreement has been complied with, or as to whether sufficient evidence of the event or condition or compliance with the provision has been furnished to it, shall not subject the Escrow Agent to any claim, liability, or obligation whatsoever, even if it shall be found that such determination was improper and incorrect; provided that the Escrow Agent and its partners, employees, and agents shall not have been guilty of willful misconduct or gross negligence in making such determination.

V.	Indemnification

The Company and Wurld Media. jointly and severally agree to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability, or expense ("Cost") incurred without gross negligence or willful misconduct on the part of the Escrow Agent, arising out of or in connection with its entering into this Escrow Agreement and carrying out its duties hereunder, including costs and expenses of defending itself against any claim of liability in connection herewith or therewith. The right to indemnification set forth in the preceding sentence shall include the right to be paid by the Company and Wurld Media. in respect of Costs as they are incurred (including Costs incurred in connection with defending itself against any claim of liability in connection herewith). The Escrow Agent shall repay any amounts so paid if it shall ultimately be determined by a final order of a court of competent jurisdiction from which no appeal is or can be taken that the Escrow Agent is not entitled to such indemnification.

2

VI.	Documents and Instructions

The Escrow Agent may act in reliance upon any notice, instruction, certificate, statement, request, consent, confirmation, agreement or other instrument which it believes to be genuine and to have been signed by a proper person or persons, and may assume that any of the officers of the Company purporting to act on behalf of the Company in giving any such notice or other instrument in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent acts hereunder as a depository only and shall not be responsible or liable in any manner whatsoever for the genuineness, sufficiency, correctness, or validity of any agreement, document, certificate, instrument, or item deposited with it or any notice, consent, approval, direction, or instruction given to it, and the Escrow Agent shall be fully protected, under Sections IV and V above, for all acts taken in accordance with any written instruction or instrument given to it hereunder, and reasonably believed by the Escrow Agent to be genuine and what it purports to be.

VII.	Conflicting Notices, Claims, Demands, or Instructions

If at any time the Escrow Agent shall receive conflicting notices, claims, demands, or instructions with respect to the Escrowed Funds, or if for any other reason it shall in good faith be unable to determine the party or parties entitled to receive the Escrowed Funds, or any part thereof, the Escrow Agent may refuse to make any distribution and may retain the Escrowed Funds in its possession until it shall have received instructions in writing concurred in by all parties in interest, or until directed by a final order or judgment of a court of competent jurisdiction from which no appeal is or can be taken, whereupon the Escrow Agent shall make such disposition in accordance with such instructions or such order. The Escrow Agent shall also be entitled to commence as interpleader action in any court of competent jurisdiction to seek an adjudication of the rights of the Company and Wurld Media.

VIII.	Advice of Counsel

The Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected and indemnified under Section V above for all acts taken, in the absence of gross negligence or willful misconduct, in accordance with the advice and instructions of such counsel. In the event that the Escrow Agent retains counsel or otherwise incurs any legal fees by virtue of any provision of this Escrow Agreement, the reasonable fees and disbursements of such counsel and any other liability, loss or expense which the Escrow Agent may thereafter suffer or incur in connection with this Escrow Agreement or the performance or attempted performance in good faith of its duties hereunder shall be paid (or reimbursed to it) by the Company and Wurld Media. jointly and severally. In the event that the Escrow Agent shall become a party to any litigation in connection with its functions as Escrow Agent pursuant to this Escrow Agreement, whether such litigation shall be brought by or against it, the reasonable fees and disbursements of counsel to the Escrow Agent including the amounts attributable to services rendered by partners or associates of Escrow Agent at the then prevailing hourly rate charged by them and disbursements incurred by them, together with any other liability, loss or expense which it may suffer or incur in connection therewith, shall be paid (or reimbursed to it) by the Company and Wurld Media., jointly and severally, unless such loss, liability or expense is due to the willful breach by the Escrow Agent of its duties hereunder.

3

IX.	Compensation and Expenses

The Escrow Agent agrees to serve without compensation for its services. All expenses of the Escrow Agent incurred in the performance of its duties hereunder shall be paid by the Company.

X.	Resignation of Escrow Agent

The Escrow Agent may resign at any time upon giving the other parties hereto thirty (30) days' notice to that effect. In that event the successor Escrow Agent shall be such person, firm, or corporation as the Company and Wurld Media. shall mutually select. It is understood and agreed that the Escrow Agent's resignation shall not be effective until a successor Escrow Agent agrees to act hereunder; provided, however, that in the event no successor Escrow Agent is appointed and acting hereunder within thirty (30) days of such notice, the Escrow Agent may deliver the Escrowed Funds to a court of competent jurisdiction; and provided, further, that the Escrow Agent may appoint a successor escrow agent hereunder at any time so long as such successor shall accept and agree to be bound by the terms of this Escrow Agreement (except that any such successor escrow agent shall be entitled to customary fees which shall be payable by the Company) and shall be a bank or trust company insured by the Federal Deposit Insurance Corporation.

XI.	Escrow Agent as Counsel to the Company

Wurld Media. hereby acknowledges that the Escrow Agent is counsel to the Company and agrees that it will not seek to disqualify the Escrow Agent from acting and continuing to act as counsel to the Company in the event of a dispute hereunder or in the course of the defense or prosecution of any claim relating to the transactions contemplated hereby or by the Purchase Agreement.

XII.	Notices

All notices, consents, approvals, directions, and instructions required or permitted under this Escrow Agreement shall be effective when received and shall be given in writing and delivered either by hand or by registered or certified mail, postage prepaid, or by telecopier, and addressed as follows:

4

If to the Company

ROO HD, Inc.
228 East 45th Street, 8th Floor
New York, NY 10017
Attn: Robert Petty, CEO
Phone: (646) 278-6050
Fax: (212) 661-4221

With copies to:

ROO HD, Inc.
228 East 45th Street, 8th Floor
New York, NY 10017
Attn: Michael Bracken, General Counsel
Phone: (646) 429-1297
Fax: (212) 661-4221

And

Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Attn: Richard A. Friedman, Esq.
Phone: 212-930-9700
Fax: 212-930-9725

If to Wurld Media:

Wurld Media Inc.
63 Putnam Street, Suite#103
Saratoga Springs, NY 12866
Attn: Gregory G. Kerber
Phone: (518) 682-3100
Fax: (518) 682-3141

With a copy to:

Carusone & Carusone
491 Broadway
Saratoga Springs, NY 12866
Attn: John J. Carusone, Jr.
Phone: (518) 584-3240
Fax: (518) 584-7451

5

or to such other persons or addresses as any party may have furnished in writing to the other parties. Copies of all communications hereunder shall be sent to the Escrow Agent.

XIII.	Entire Agreement, Etc.

This Escrow Agreement contains the entire agreement among the parties with respect to the subject matter hereof. This Escrow Agreement may not be amended, supplemented, or discharged, and no provision hereof may be modified or waived, except by an instrument in writing signed by all of the parties hereto. No waiver of any provision hereof by any party shall be deemed a continuing waiver of any matter by such party. If a conflict between the terms and provisions hereof and of the Purchase Agreement occurs, the terms and provisions hereof shall govern the rights, obligations, and liabilities of the Escrow Agent.

XIV.	Successors and Assigns

This Escrow Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and their respective heirs, successors, assigns, distributees, and legal representatives.

XV.	Counterparts

This Escrow Agreement may be executed in several counterparts, each of which shall be deemed original, but such counterparts together shall constitute one and the same instrument.

XVI.	Governing Law

This Escrow Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the State of New York. Any action to enforce, arising out of, or relating in any way to any of the provisions of this Escrow Agreement may be brought and prosecuted in such court or courts located within New York County, New York as is provided by law; and the parties hereto consent to the jurisdiction of the court or courts located within New York, New York and to service of process by registered or certified mail, return receipt requested, or by any other manner provided by law.

XVII.	Additional Documents and Act

The Company and Wurld Media. shall, from time to time, execute such documents and perform such acts as Escrow Agent may reasonably request and as may be necessary to enable Escrow Agent to perform its duties hereunder or effectuate the transactions contemplated by this Escrow Agreement.

[Signature page follows.]

6

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be duly executed as a sealed instrument as of the day and year first above written.

ROO, HD, Inc.

By: /s/ Robin Smyth
Name: Robin Smyth
Title: Executive Director

Wurld Media, Inc.

By: /s/ Gregory Kerber
Name: Gregory Kerber
Title: CEO & Chairman

Carusone and Carusone

/s/ John Carusone
John J. Carusone, Jr.

7

EXHIBIT A-1
Form of General Release

GENERAL RELEASE

EMPLOYEE, his/her heirs, executors, administrators, successors, and assigns (collectively referred to throughout this Release as "Employee"), agree that:

Dispute.  A dispute has arisen between the Wurld Media, Inc. (the “Company”) and the Employee concerning the payment of past wages owed to the Employee and the parties hereto wish to resolve this dispute.

Consideration.  In consideration for Employee’s signing this General Release (“Release”) and complying with the promises made by Employee herein, Employee will be paid, seven (7) days after Employee delivers a fully-executed original of this Release to the Escrow Agent, the total consideration sum of $______________ less lawful withholdings and deductions.

General Release of Claims.  Employee knowingly and voluntarily releases and forever discharges WURLD MEDIA, INC., its affiliates, parent companies, subsidiaries, divisions, successors and assigns, and their current and former employees, attorneys, officers, directors, insurers, plan fiduciaries and agents (collectively referred to throughout this Release as "Employer"), of and from any and all claims, known and unknown, asserted or unasserted, which Employee has or may have against Employer as of the date of the complete execution of this Release for unpaid wages or otherwise, including, but not limited to, any alleged violation of:

•	Title VII of the Civil Rights Act of 1964, as amended;

•	The Civil Rights Act of 1991;

•	Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

•	The Employee Retirement Income Security Act of 1974, as amended;

•	The Immigration Reform and Control Act, as amended;

•	The Americans with Disabilities Act of 1990, as amended;

•	The Age Discrimination in Employment Act of 1967, as amended;

•	The Worker Adjustment and Retraining Notification Act, as amended;

•	The New York Human Rights Law, as amended;

1

•	Any other federal, state, local or other civil or human rights law, or any other local, state, federal or other law, regulation or ordinance;

•	Any public policy, contract, tort, or common law; or

•	Any statutory, common law or other basis for recovering all costs, fees or other expenses, including but not limited to attorneys' fees and costs.

Affirmations.  Employee affirms that he or she has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against Employer in any forum or form (or, if he/she has filed an Action, he/she has withdrawn or will withdraw from such Action). Employee further affirms, upon receipt of the payments hereunder, that he or she has been paid and/or has received all compensation, wages, bonuses, commissions and/or benefits to which he or she may be entitled and that no other compensation, wages, bonuses, commissions and/or benefits are due to him or her, except as provided in this Release.  Employee furthermore affirms that he or she has no known workplace injuries or occupational diseases, and that he or she has been provided and/or has not been denied any leave under any federal, state or local family/medical or disability leave law.

Confidentiality.  Employee agrees not to disclose any allegations of wrongdoing against Employer or any information regarding the existence or substance of this Release, except to his or her immediate family, tax advisor, and an attorney with whom Employee chooses to consult regarding his or her consideration of this Release.  Nothing herein is intended to or shall preclude Employee from communicating with any federal, state, or local government agency.

Governing Law and Interpretation.  This Release shall be governed and conformed in accordance with the laws of the State of New York without regard to the State’s conflict of laws provisions.  If Employee breaches any provision of this Release, Employee affirms that either Employer or Employee may institute an action to specifically enforce any term or terms of this Release.  However, Employee consents that any action relating to her employment with the Company or this Release will only be brought in a court located in the County of New York and that any such action will be heard without a jury, including but not limited to an advisory jury.  Employee expressly waives the right to bring any such action in any other jurisdiction, or to have any such action heard before a jury or advisory jury.

Severability.  Should any provision of this Release be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such provision shall immediately become null and void, leaving the remainder of this Release in full force and effect.

Nonadmission of Wrongdoing.  Employee acknowledges that the furnishing of the consideration for this Release shall not be deemed or construed at any time for any purpose as an admission by Employer of any liability or unlawful conduct of any kind.

2

Amendment.  This Release may not be modified, altered or changed except upon express written consent of Employer and Employee wherein specific reference is made to this Release.

Entire Release.  This Release sets forth the entire understanding of Employee and fully supersedes any prior agreements or understandings between Employer and Employee, except for any restrictive covenant, confidentiality and/or arbitration agreements that Employee previously entered into with Employer, which shall remain in full force and effect.  Employee acknowledges that he or she has not relied on any representations, promises, or agreements of any kind made to him or her in connection with his or her decision to sign this Release, except for those set forth in this Release.

EMPLOYEE HAS BEEN ADVISED THAT EMPLOYEE HAS AT LEAST TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THIS RELEASE AND HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY OF HIS OR HER CHOOSING PRIOR TO EXECUTING THIS RELEASE. EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS RELEASE, DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.

HAVING ELECTED TO EXECUTE THIS RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN THAT PERTAIN TO EMPLOYEE, AND TO RECEIVE THEREBY THE CONSIDERATION SET FORTH IN PARAGRAPH "2" ABOVE, EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS HE OR SHE HAS OR MIGHT HAVE AGAINST EMPLOYER.

IN WITNESS WHEREOF, Employee knowingly and voluntarily executed this Release as of the date set forth below:

                                Date:
Employee

3

EXHIBIT A-2
Notice of Settlement

[Company’s Letterhead]

__________________________
__________________________
__________________________

Gentlemen:

You are hereby instructed to release from escrow the amount of _________________________ Dollars ($______________________) (the “Funds”). The recipient, who is an employee/former employee of Wurld Media is entitled to receive the funds in connection with his/her full and final settlement of all claims relating to accrued and/or unpaid compensation from Wurld Media and has executed a delivered a Release, a copy of which is provided herewith.:

Name of Recipient of Funds:

Amount of Funds to be Paid:

Dated:

Name of Company By: _______________________ Name: _____________________ Title: ______________________

1

EXHIBIT B

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made as of July 17, 2007, by and among ROO HD, Inc., a corporation organized and existing under the laws of the State of New York (the "Company"); Wurld Media, Inc., a corporation organized and existing under the laws of Delaware ("Wurld Media."); and Sichenzia Ross Friedman Ference LLP, a limited liability partnership organized and existing under the laws of the State of New York (the "Escrow Agent");

WITNESSETH THAT:

WHEREAS, the Company and Wurld Media have entered into an agreement (the "Purchase Agreement"), which, among other matters, provides for the issuance of 600,000 shares of common stock of ROO Group, Inc. (“ROO Group”) to Wurld Media; and

WHEREAS, the parties have agreed to escrow the 600,000 shares of the common stock of ROO Group to be issued to Wurld Media pursuant to the terms of the Purchase Agreement (the “Common Stock”);

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and in consideration of the parties thereto entering into the Asset Purchase Agreement, the parties hereto covenant and agree as follows:

I.	A. Deposit of Stock

Concurrently with the execution and delivery of this Escrow Agreement, the Company shall deliver the Common Stock to the Escrow Agent (“Escrowed Stock”), together with (i) stock power separate from the certificate (“Stock Power”) in a form attached hereto, as Exhibit A, executed in blank and medallion guaranteed; and (ii) such corporate resolution authorizing an officer of Wurld Media to take such actions as may be necessary to transfer the Escrowed Stock. In addition, Wurld Media hereby agrees to execute such documents as the Escrow Agent may request to transfer the Escrowed Stock as may be required pursuant to the terms of this Escrow Agreement.

B. Valuation of Stock

The parties hereto agree that the value to be ascribed to each share of the Escrowed Stock shall be $1.69 which is the closing price of the common stock of ROO Group as quoted on the OTCBB on the Closing Date.

II.	Release of Escrowed Stock

A. Conditions specified in Purchase Agreement. The Purchase Agreement provides the Company shall have the right to set-off against the Escrowed Stock: (A) such amounts incurred by the Company, including, but not limited to, legal fees and any other costs to satisfy and/or defend any and all claims that may arise in connection with the Assets acquired by the Company under the Purchase Agreement or otherwise in connection with the Purchase Agreement; and (B) any amounts in excess of 105% of the dollar amount listed on Schedule 1.3(a)(i) attached to the Purchase Agreement for any individual Assumed Liability, as defined in the Purchase Agreement, that the Company may be required to pay to discharge any one or more of the Assumed Liabilities.

1

A. Release upon the Notice of Claim. Upon receipt by the Escrow Agent of a Notice of Claim in the form of which is attached hereto as Exhibit A (the “Notice of Claim”) signed by the Purchaser, the Escrow Agent shall return to the Purchaser the specified number of shares of the Escrowed Stock specified in the Notice of Claim within five (5) days of the receipt of the Notice of Claim. In the event that the number of shares specified in the Notice of Claim shall constitute all of the Escrowed Stock upon release of the specified number of shares this Agreement shall be deemed terminated and this Escrow Agreement shall be released and discharged from all further obligations hereunder.

C. Release upon Expiration of Term. Upon expiration of a period of one (1) year from the date hereof, the Escrow Agent shall release to Wurld Media such number of shares of the Escrowed Stock which it is holding pursuant to this Agreement and this Escrow Agreement shall be deemed terminated and this Escrow Agreement shall be released and discharged from all further obligations hereunder.

III.	Termination by the Parties

If at any time the Escrow Agent shall receive a notice signed by or on behalf of the Company and Wurld Media. that this Agreement has been terminated and instructing the Escrow Agent with respect to the disposition of the Escrowed Stock, the Escrow Agent shall release the Escrowed Stock in accordance with the instructions contained in such notice, and upon such release this Escrow Agreement shall be deemed terminated, and the Escrow Agent shall be released and discharged from all further obligations hereunder.

IV.	Nature of Duties; No Conflict; Liability

It is understood and agreed that the duties of the Escrow Agent hereunder are purely ministerial in nature and do not represent a conflict of interest for the Escrow Agent to act, or continue to act, as counsel for any party to this Escrow Agreement with respect to any litigation or other matters arising out of this Escrow Agreement or otherwise. The Escrow Agent shall not be liable for any error of judgment, fact, or law, or any act done or omitted to be done, except for its own willful misconduct or gross negligence or that of its partners, employees, and agents. The Escrow Agent's determination as to whether an event or condition has occurred, or been met or satisfied, or as to whether a provision of this Escrow Agreement has been complied with, or as to whether sufficient evidence of the event or condition or compliance with the provision has been furnished to it, shall not subject the Escrow Agent to any claim, liability, or obligation whatsoever, even if it shall be found that such determination was improper and incorrect; provided that the Escrow Agent and its partners, employees, and agents shall not have been guilty of willful misconduct or gross negligence in making such determination.

2

V.	Indemnification

The Company and Wurld Media. jointly and severally agree to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability, or expense ("Cost") incurred without gross negligence or willful misconduct on the part of the Escrow Agent, arising out of or in connection with its entering into this Escrow Agreement and carrying out its duties hereunder, including costs and expenses of defending itself against any claim of liability in connection herewith or therewith. The right to indemnification set forth in the preceding sentence shall include the right to be paid by the Company and Wurld Media. in respect of Costs as they are incurred (including Costs incurred in connection with defending itself against any claim of liability in connection herewith). The Escrow Agent shall repay any amounts so paid if it shall ultimately be determined by a final order of a court of competent jurisdiction from which no appeal is or can be taken that the Escrow Agent is not entitled to such indemnification.

VI.	Documents and Instructions

The Escrow Agent may act in reliance upon any notice, instruction, certificate, statement, request, consent, confirmation, agreement or other instrument which it believes to be genuine and to have been signed by a proper person or persons, and may assume that any of the officers of the Company purporting to act on behalf of the Company in giving any such notice or other instrument in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent acts hereunder as a depository only and shall not be responsible or liable in any manner whatsoever for the genuineness, sufficiency, correctness, or validity of any agreement, document, certificate, instrument, or item deposited with it or any notice, consent, approval, direction, or instruction given to it, and the Escrow Agent shall be fully protected, under Sections IV and V above, for all acts taken in accordance with any written instruction or instrument given to it hereunder, and reasonably believed by the Escrow Agent to be genuine and what it purports to be.

VII.	Conflicting Notices, Claims, Demands, or Instructions

If at any time the Escrow Agent shall receive conflicting notices, claims, demands, or instructions with respect to the Escrowed Stock, or if for any other reason it shall in good faith be unable to determine the party or parties entitled to receive the Escrowed Stock, or any part thereof, the Escrow Agent may refuse to make any distribution and may retain the Escrowed Stock in its possession until it shall have received instructions in writing concurred in by all parties in interest, or until directed by a final order or judgment of a court of competent jurisdiction from which no appeal is or can be taken, whereupon the Escrow Agent shall make such disposition in accordance with such instructions or such order. The Escrow Agent shall also be entitled to commence as interpleader action in any court of competent jurisdiction to seek an adjudication of the rights of the Company and Wurld Media.

3

VIII.	Advice of Counsel

The Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected and indemnified under Section V above for all acts taken, in the absence of gross negligence or willful misconduct, in accordance with the advice and instructions of such counsel. In the event that the Escrow Agent retains counsel or otherwise incurs any legal fees by virtue of any provision of this Escrow Agreement, the reasonable fees and disbursements of such counsel and any other liability, loss or expense which the Escrow Agent may thereafter suffer or incur in connection with this Escrow Agreement or the performance or attempted performance in good faith of its duties hereunder shall be paid (or reimbursed to it) by the Company and Wurld Media. jointly and severally. In the event that the Escrow Agent shall become a party to any litigation in connection with its functions as Escrow Agent pursuant to this Escrow Agreement, whether such litigation shall be brought by or against it, the reasonable fees and disbursements of counsel to the Escrow Agent including the amounts attributable to services rendered by partners or associates of Escrow Agent at the then prevailing hourly rate charged by them and disbursements incurred by them, together with any other liability, loss or expense which it may suffer or incur in connection therewith, shall be paid (or reimbursed to it) by the Company and Wurld Media., jointly and severally, unless such loss, liability or expense is due to the willful breach by the Escrow Agent of its duties hereunder.

IX.	Compensation and Expenses

The Escrow Agent agrees to serve without compensation for its services. All expenses of the Escrow Agent incurred in the performance of its duties hereunder shall be paid by the Company.

X.	Resignation of Escrow Agent

The Escrow Agent may resign at any time upon giving the other parties hereto thirty (30) days' notice to that effect. In that event the successor Escrow Agent shall be such person, firm, or corporation as the Company and Wurld Media. shall mutually select. It is understood and agreed that the Escrow Agent's resignation shall not be effective until a successor Escrow Agent agrees to act hereunder; provided, however, that in the event no successor Escrow Agent is appointed and acting hereunder within thirty (30) days of such notice, the Escrow Agent may deliver the Escrowed Stock to a court of competent jurisdiction; and provided, further, that the Escrow Agent may appoint a successor escrow agent hereunder at any time so long as such successor shall accept and agree to be bound by the terms of this Escrow Agreement (except that any such successor escrow agent shall be entitled to customary fees which shall be payable by the Company) and shall be a bank or trust company insured by the Federal Deposit Insurance Corporation.

XI.	Escrow Agent as Counsel to the Company

Wurld Media. hereby acknowledges that the Escrow Agent is counsel to the Company and agrees that it will not seek to disqualify the Escrow Agent from acting and continuing to act as counsel to the Company in the event of a dispute hereunder or in the course of the defense or prosecution of any claim relating to the transactions contemplated hereby or by the Purchase Agreement.

4

XII.	Notices

All notices, consents, approvals, directions, and instructions required or permitted under this Escrow Agreement shall be effective when received and shall be given in writing and delivered either by hand or by registered or certified mail, postage prepaid, or by telecopier, and addressed as follows:

If to the Company:

ROO HD, Inc.
228 East 45th Street, 8th Floor
New York, NY 10017
Attn: Robert Petty, CEO
Phone: (646) 352-0260
Fax: (646) 619-4074

With copies to:

ROO HD, Inc.
228 East 45th Street, 8th Floor
New York, NY 10017
Attn: Michael Bracken, General Counsel
Phone: (646) 429-1297
Fax: (212) 661-4221

and

Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Attn: Richard A. Friedman, Esq.
Phone: 212-930-9700
Fax: 212-930-9725

If to Wurld Media:

Wurld Media, Inc.
63 Putnam Street, Suite#103
Saratoga Springs, NY 12866
Attn: Gregory G. Kerber
Phone: (518) 682-3100
Fax: (518) 682-3141

5

With a copy to:

Carusone & Carusone
491 Broadway
Saratoga Springs, NY 12866
Attn: John J. Carusone, Jr.
Phone: (518) 584-3240
Fax: (518) 584-7451

or to such other persons or addresses as any party may have furnished in writing to the other parties. Copies of all communications hereunder shall be sent to the Escrow Agent.

XIII.	Entire Agreement, Etc.

This Escrow Agreement contains the entire agreement among the parties with respect to the subject matter hereof. This Escrow Agreement may not be amended, supplemented, or discharged, and no provision hereof may be modified or waived, except by an instrument in writing signed by all of the parties hereto. No waiver of any provision hereof by any party shall be deemed a continuing waiver of any matter by such party. If a conflict between the terms and provisions hereof and of the Purchase Agreement occurs, the terms and provisions hereof shall govern the rights, obligations, and liabilities of the Escrow Agent.

XIV.	Successors and Assigns

This Escrow Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and their respective heirs, successors, assigns, distributees, and legal representatives.

XV.	Counterparts

This Escrow Agreement may be executed in several counterparts, each of which shall be deemed original, but such counterparts together shall constitute one and the same instrument.

XVI.	Governing Law

This Escrow Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the State of New York. Any action to enforce, arising out of, or relating in any way to any of the provisions of this Escrow Agreement may be brought and prosecuted in such court or courts located within New York County, New York as is provided by law; and the parties hereto consent to the jurisdiction of the court or courts located within New York, New York and to service of process by registered or certified mail, return receipt requested, or by any other manner provided by law.

XVII.	Additional Documents and Act

The Company and Wurld Media. shall, from time to time, execute such documents and perform such acts as Escrow Agent may reasonably request and as may be necessary to enable Escrow Agent to perform its duties hereunder or effectuate the transactions contemplated by this Escrow Agreement.

[Signature page follows.]

6

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be duly executed as a sealed instrument as of the day and year first above written.

ROO, HD, Inc.

By: /s/ Robin Smyth
Name: Robin Smyth
Title: Executive Director

Wurld Media, Inc.

By: /s/ Gregory Kerber
Name: Gregory Kerber
Title: CEO & Chairman

Sichenzia Ross Friedman Ference LLP

By: /s/ Gregory Sichenzia
Name: Gregory Sichenzia, Esq.
Title: Partner

7

EXHIBIT B

SUBORDINATION AGREEMENT

1. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned (“Creditor”) hereby agrees to subordinate any claims, security interest or lien (the “Subordinated Debt”) that it has in or against any property of Wurld Media, Inc. (“Wurld Media”) to the claims of all other creditors (the “Wurld Creditor(s)”) of Wurld Media (the “Senior Debt”).

2. Creditor agrees that all Subordinated Debt payments are subordinated to all obligations of Wurld Media to the Wurld Creditors existing now or later, together with collection costs thereof (including attorneys’ fees), including, interest accruing after any bankruptcy, reorganization or similar proceeding.

3. Until each Wurld Creditor is indefeasibly paid, the undersigned will not:

(a)	demand or receive from Wurld Media (and Wurld Media will not pay) any part of the Subordinated Debt, by payment, prepayment, or otherwise.

(b)	exercise any remedy against any collateral of Wurld Media, or

(c)	accelerate any Subordinated Debt, or begin to or participate in any action against Wurld Media, until all debts to the Wurld Creditors have been indefeasibly paid.

4. These provisions remain in full force and effect, despite Wurld Media’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law, and each Wurld Creditor will be fully paid before any payment is made to Creditor.

5. Until the Senior Debt is indefeasibly paid, Creditor will immediately put a legend on any Subordinated Debt instruments that the instruments are subject to this Agreement. Until the Senior Debt is indefeasibly paid, no amendment of the Subordinated Debt documents will modify this Agreement in any way that terminates or impairs the subordination of the Subordinated Debt. For example, instruments may not be amended to: (i) increase the interest rate of the Subordinated Debt, or (ii) accelerate payment of principal or interest or any other portion of the Subordinated Debt.

6. This Agreement binds Creditor and his successors and assigns and benefits Wurld Creditors and their successors and assigns.

7. This Agreement shall be governed by New York law without giving effect to conflicts of laws principles. Creditor submits to the exclusive jurisdiction of the County, City and State of New York. CREDITOR WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION FROM THIS AGREEMENT.

8. Creditor acknowledges and agrees that the breach of this Agreement would cause irreparable damage to the Wurld Creditors and the Wurld Creditors will not have an adequate remedy at law. Therefore, the obligations of Creditor under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

9. Creditor shall, from time to time after the date hereof, and without further consideration, execute and deliver any such additional documents and take such other action as may be reasonably required to effect the intent and purpose of this Agreement.

10. If there is an action to enforce the rights of a party under this Agreement, the party prevailing will be entitled, in addition to other relief, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in the action.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the 12th day of June 2007.

__________________________ Address: _____________________ _____________________ _____________________